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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                       --------------------------------

                                   FORM 8-K

                       --------------------------------

                                CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 14, 1997

                       --------------------------------


                               SAGEBRUSH, INC.
            (Exact name of registrant as specified in its charter)






NORTH CAROLINA                    0-27258                            56-1875714
(State or other          (Commission File Number)                 (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                          Number)


3238 West Main Street
Claremont, North Carolina                                                 28610
(Address of principal executive office)                              (Zip Code)



Registrant's telephone number, including area code: (704) 459-0821


                               NOT APPLICABLE
        (Former name or former address, if changed since last report)

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Item 5.           Other Events.

         Sagebrush, Inc., a North Carolina corporation ("Sagebrush"), has previously reported the signing of a letter of intent with WSMP, Inc., a North Carolina corporation ("WSMP"), pursuant to which WSMP would acquire Sagebrush in a stock for stock merger of the two companies.

         On November 14, 1997, Sagebrush and WSMP entered into a definitive Agreement and Plan of Merger with respect to such merger. Under the Agreement and Plan of Merger, the exchange ratio will be 0.3214 shares of WSMP Common Stock for each share of Sagebrush Common Stock, subject to adjustment in the event that the average closing price per share of the WSMP Common Stock for a designated 10-day period prior to the merger is less than $21.78 or greater than $23.34. The adjustment factor is designed to assure that the market value of the WSMP Common Stock (determined based upon such average closing price) exchanged for each share of Sagebrush Common Stock is not less than $7.00 nor more than $7.50 per share of Sagebrush Common Stock.

         As part of the negotiations leading to the execution of the definitive agreement, the parties negotiated the form of an Employment and Non-Competition Agreement with Sagebrush President L. Dent Miller and a Consulting and Non-Competition Agreement with Sagebrush Chairman Charles F. Connor, Jr. Miller and Connor also agreed that each would vote the Sagebrush shares they own or control in favor of the merger.

         The merger remains subject to customary closing conditions, including approval of the merger by the shareholders of both WSMP and Sagebrush. WSMP and Sagebrush will prepare a joint proxy statement/prospectus in connection with the meetings of their shareholders, and the WSMP Common Stock to be issued in the merger will be offered only by means of such joint proxy statement/prospectus. Shareholders meetings are anticipated to occur in late January and the merger, if approved, will be consummated promptly thereafter.

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Item 7.           Financial Statements and Exhibits.

                  (a)  None.

                  (b)  None.

                  (c)  Exhibits:

         Exhibit 10.1 Agreement and Plan of Merger, dated as of November 14, 1997 by and among WSMP, Inc., Sagebrush, Inc., WSMP Acquisition, Inc. and Messrs. Charles F. Connor, Jr. and L. Dent Miller

         Exhibit 99.1          Press Release dated November 17, 1997






         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SAGEBRUSH, INC.

                                    /s/ L. Dent Miller
                                    --------------------------------------
                                    L. DENT MILLER
                                    President and Chief Executive Officer


November 25, 1997